Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement (File no. 333-274194) on Form F-3/A and the registration statement (File no. 333-276882) on Form F-1/A of our report dated April 25, 2025, relating to the consolidated financial statements of Meihua International Medical Technologies Co., Ltd. appearing in the entity’s Annual Report on Form 20-F for the years ended December 31, 2024, 2023, and 2022.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

April 25, 2025